The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 3, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT (to Prospectus dated September 3, 2025)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-290008

Customers Bancorp, Inc.

$150,000,000

Common Stock

___________________________________

We are offering $150,000,000 of our voting common stock, par value $1.00 per share, which we refer to as our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “CUBI.” On September 2, 2025, the last reported sale price of our common stock on the New York Stock Exchange was $71.58 per share. You are urged to obtain current market data and should not use the market price as of September 2, 2025, as a prediction of the future market price of our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions	$	$
Proceeds, before offering expenses, to us	$	$

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $22,500,000 in shares of our common stock from us. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $     and total proceeds, before expenses, to us will be $    .

Investing in our common stock involves significant risk. You should carefully read and consider the information referred to under “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as those risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and other information we file from time to time with the Securities and Exchange Commission, which we refer to as the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

The common stock is not a savings account, deposit or other obligation of our bank or non-bank subsidiaries and is not insured or guaranteed by the Federal Deposit Insurance Corporation, which we refer to as the FDIC, or any other government agency or public or private insurer.

None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our common stock to purchasers against payment therefor, in New York, New York, on or about September     , 2025.

Joint Book-Running Managers
Morgan Stanley	Keefe, Bruyette & Woods A Stifel Company	Raymond James

__________________________

The date of this prospectus supplement is September      , 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and, in certain cases, updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell to the public any combination of the securities described in the accompanying prospectus, including our common stock, up to an indeterminate amount.

You should read and consider all of the information included in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC relating to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.

You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in the shares of our common stock. We are not making any representation to you regarding the legality of an investment in our common stock by you under applicable investment or similar laws.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, any sale, offer to sell, or solicitation of any offer to purchase, any of the securities offered hereby in any jurisdiction in which it is unlawful to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “Customers Bancorp,” “Customers,” the “Company,” “we,” “us,” “our,” or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are statements other than statements of fact and typically relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements.

S-iii

In addition to the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein, other important factors to consider and evaluate with respect to such forward-looking statements include:

•	a prolonged downturn in the economy, particularly in the geographic areas in which we do business, or an unexpected decline in real estate values within our market areas;
•	the impact of forbearances or deferrals we are required to provide or that we agree to as a result of borrower requests and/or government actions, including, but not limited to our potential inability to fully recover deferred payments from the borrower or the collateral;
•	inflation, interest rate, securities market and monetary fluctuations;
•	continued volatility in the credit and equity markets and its effect on the general economy;
•	our ability to attract and retain deposits and other sources of liquidity;
•	public health crises and pandemics and their effects on the economic and business environments in which we operate;
•	geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and military conflicts, including the war between Russia and Ukraine and ongoing conflict in the Middle East, which could impact economic conditions in the United States;
•	the effects of actions by the federal government, including the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships;
•	the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding;
•	higher inflation and its impacts;
•	the effects of changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs on its trading partners;
•	our ability to raise additional funding in the capital markets, if necessary, to fund our operations and business plan;
•	changes in the financial performance and/or condition of our borrowers or depositors;
•	changes in the level of non-performing and classified assets and charge-offs, which may require us to increase our allowance for credit losses, charge off loans and leases and incur elevated collection and carrying costs related to such non-performing assets;
•	changes in estimates of our future loss reserve requirements under current expected credit losses (“CECL”) based upon our periodic review thereof under relevant regulatory and accounting requirements;
•	potential claims, damages, penalties, fines and reputational damage arising from litigation and regulatory and government actions relating to our participation in and execution of government programs related to the COVID-19 pandemic or as a result of our action in response to, or failure to implement or effectively implement, applicable federal, state and local laws, rules or executive orders requiring that we grant forbearances or not act to collect amounts due under our loans;
•	the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, Financial Accounting Standards Board and other accounting standard setters;
•	changes in external competitive market factors that might impact our results of operations;
•	changes in laws and regulations, including, without limitation, changes in capital requirements under Basel III;

S-iv

•	the extensive federal and state regulation, supervision and examination governing almost every aspect of our operations and potential expenses associated with complying with such regulations;
•	the effects of heightened regulatory requirements applicable to banks with assets in excess of $10 billion;
•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;
•	local, regional and national economic conditions and events and the impact they may have on us and our borrowers and depositors;
•	costs and effects of legal and regulatory oversight and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines, restrictions on our business activities or reputational damage;
•	any failure of ours to comply with anti-money laundering and anti-terrorism financing laws;
•	our ability to identify borrowers and make loans at terms that are favorable to us;
•	our ability to attract and retain qualified personnel;
•	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;
•	our ability to execute our digital distribution strategy;
•	technological changes, including acceptance and success of our proprietary business-to-business (“B2B”) instant payments platform, cubiX, which is subject to a variety of factors that are difficult to evaluate;
•	changes in consumer spending, borrowing and saving habits;
•	our ability to successfully implement our growth strategy, control expenses and maintain liquidity;
•	costs and effects of system failures or cybersecurity incidents or other breaches of our network security and the network security of our third-party service providers and our borrowers and depositors;
•	the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not being integrated successfully or such integration being more difficult, time-consuming or costly than expected;
•	our ability to engage third-party service providers and the ability of our third-party service providers to adequately perform their services;
•	material differences in the actual financial results of merger and acquisition activities compared with our expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame;
•	regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to our shareholders;
•	our ability to manage the risks of change in our deposit and loan mix;
•	our ability to manage the risks inherent in our consumer loan and mortgage portfolios;
•	shareholder and analyst ratings and sentiment, and the effects they may have on the price at which our securities trade;
•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;
•	constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for those opportunities;
•	our ability to manage servicing, processing forgiveness, and guarantee submissions of Paycheck Protection Program (“PPP”) loans; and
•	any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement and in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as well as our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Customers Bancorp, Inc.

Customers Bancorp, Inc. is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank, and is a member of the Federal Reserve System, with deposits insured by the FDIC. Customers Bancorp, Customers Bank and our non-bank subsidiaries serve businesses and residents in Berks County and Southeastern Pennsylvania (Bucks, Chester and Philadelphia Counties); New York (Westchester and Suffolk Counties, and Manhattan); Hamilton, New Jersey; Boston, Massachusetts; Providence, Rhode Island; Portsmouth, New Hampshire; California (Southern California and the Bay Area); Nevada (Las Vegas and Reno); and nationally for certain loan and deposit products.

Customers Bank has seven branches and provides commercial banking products, primarily loans and deposits. In addition, Customers Bank administratively supports loan and other financial products, including equipment finance leases, to customers through its limited-purpose offices. Customers Bank also serves specialized businesses nationwide, including its mortgage finance loans, commercial equipment financing, Small Business Administration lending and specialized lending. Customers Bank also offers consumer loans through relationships with fintech companies.

Our Corporate Information

We were incorporated as a Pennsylvania incorporation on April 7, 2010 to facilitate a reorganization into a bank holding structure pursuant to which Customers Bank became our wholly owned subsidiary. Our principal executive offices are located at 701 Reading Avenue, West Reading, Pennsylvania, 19611. Our telephone number is (610) 993-2000. Our Internet address is www.customersbank.com. We have included our web address as inactive textual references only. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

S-1

	THE	OFFERING

Issuer		Customers Bancorp, Inc.

Common stock offered by us		shares of common stock, par value $1.00 per share (or shares if the underwriters exercise their option to purchase additional shares in full).

Common stock outstanding upon completion of this offering(1)		shares (or shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $            (or $           if the underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and commissions and estimated offering expenses of approximately $             payable by us.

We intend to use the net proceeds for general corporate purposes to support organic growth, which may include: refinancing, reducing or repaying indebtedness; repurchasing shares of our voting common stock; redeeming, in whole or in part, our Series F Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock (“Series F Preferred”); investments in Customers Bank and any other of our subsidiaries as regulatory capital to fund growth; financing, in whole or in part, possible investments or acquisitions; expansion of our business; and investments at the holding company level. We currently have no definitive agreements, arrangements or understandings regarding any future acquisitions.

As of the date of this prospectus supplement, Series F Preferred shares with $85 million in aggregate liquidation preference were outstanding and there are accrued but unpaid dividends of $1.7 million on the shares. The redemption price of the Series F Preferred shares is $25.00 per share, plus the per share amount of any declared and unpaid dividends. Whether or not our board of directors determines to proceed with a redemption of the Series F Preferred shares, in whole or in part, we intend to use the remaining proceeds for the other purposes described above.

This prospectus supplement does not constitute a notice of redemption with respect to our Series F Preferred shares.

Risk Factors		See “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully before making a decision to invest in our common stock.

NYSE Symbol		CUBI

(1)

The number of shares of common stock outstanding immediately after the closing of this offering is based on 31,606,934 shares of our common stock outstanding as of June 30, 2025. Unless otherwise indicated, the number of outstanding shares of common stock presented in this prospectus supplement excludes                 shares of common stock issuable pursuant to the exercise in full of the underwriters’ option to purchase additional shares of common stock in this offering and also excludes (i) 1,264,473 shares of common stock issuable upon the exercise of outstanding stock options (both vested and unvested) as of June 30, 2025, at a weighted-average exercise price of $28.27 per share; (ii) 835,943 shares of common stock underlying restricted stock units awarded but not yet vested as of June 30, 2025; and (iii) 533,513 additional shares of common stock available for future issuance under our equity incentive plans and compensation agreements and arrangements.

S-2

RISK FACTORS

An investment in our common stock involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the factors set forth below and in the accompanying prospectus as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether an investment in our common stock is suitable for you. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025,and any reports we have subsequently filed or may file with the SEC in the future, which may amend, supplement or supersede those factors. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the price of our common stock could decline and you may lose all or part of your investment. Also see the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

Risks Related to Our Common Stock and this Offering

We have broad discretion to determine how to use the net proceeds of this offering, and we may not use the net proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. Although we currently intend to use the net proceeds to redeem our Series F Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, our board of directors may determine not to complete the redemption. We have not allocated the net proceeds from this offering for any other specific purposes, and we could deploy the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of our common stock or otherwise in ways with which you do not agree. We have not established a timetable for the effective deployment of the net proceeds and we cannot predict how long that will take. If we do not invest or apply the net proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business and could cause the market price of our common stock to decline.

Our stock price may fluctuate or decline after the offering.

The market price of our stock could be subject to significant fluctuations after this offering due to a variety of factors, including:

•	general market and economic conditions;
•	declines in the stock price or changes in market valuations of companies in our peer sector or the financial services industry generally;
•	actual or anticipated fluctuations in our results of operations and financial condition;
•	changes in our earnings estimates, publication of research reports about us or the financial services industry, or failure by us to meet securities analysts’ expectations;
•	changes in the financial performance and/or condition of our borrowers;
•	the extent to which we succeed in implementing our business strategies;
•	proposed or adopted regulatory or accounting changes or developments; and
•	realization of any of the risks described in this prospectus supplement, the accompanying prospectus and in our other filings with the SEC.

In addition, the stock market has experienced considerable price and volume fluctuations over the past few years. These market fluctuations may materially adversely affect the trading price of our common stock, regardless of our actual operating performance. Accordingly, you may not be able to resell your shares at or above the price at which you purchase our common stock in this offering.

The trading volume in our common stock may generally be less than that of other larger financial services companies.

Although the shares of our common stock are listed on the NYSE, the trading volume in our common stock may generally be less than that of many other larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of our common stock at any given time, which presence will be dependent upon the individual decisions of investors, over which we have no control. Illiquidity of the stock market, or in the trading of our common stock on the NYSE, could have a material adverse effect on the value of your shares, particularly if significant sales of our common stock, or the expectation of significant sales, were to occur.

Purchasers of our common stock will experience immediate dilution.

The offering price for our common stock is higher than the pro forma net tangible book value per share of our outstanding common stock immediately after this offering. At an assumed public offering price of $71.58 per share (which was the last reported sale price of our common stock on the New York Stock Exchange on September 2, 2025), purchasers of our common stock in this offering would experience immediate dilution in the net tangible book value of their shares of approximately $14.62 per share, or approximately 20.4% of the public offering price of $71.58 per share. To the extent that any options to purchase shares of our common stock are exercised or any outstanding restricted stock units vest and settle, and to the extent that we otherwise issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock, investors purchasing our common stock in this offering may experience further dilution.

S-3

Substantial sales of our common stock could cause the price of our common stock to decline.

If our existing shareholders sell a large number of shares of our common stock or the public market perceives that our shareholders might sell shares of our common stock, the market price of our common stock could decline significantly. As of June 30, 2025, our directors and executive officers, as a group, beneficially owned a total of 2,168,819 shares of common stock and currently exercisable options to purchase up to an additional 625,123 shares of common stock. Our directors and executive officers have executed 60-day lock-up agreements for their shares in connection with this offering. Following the expiration of the lock-up period, all of these shares will be eligible for resale under Rule 144 of the Securities Act, subject to any applicable holding period requirements and volume limitations. In addition, the underwriters, at any time and without notice, may release all or any portion of the common stock subject to such lock-up restrictions. The market price for our common stock may decline significantly when the restrictions on resale by our executive officers and our directors lapse. Our other securityholders, including employee holders of options, restricted stock units and restricted stock will not be executing lock-up agreements. The shares of our common stock being offered and sold in this offering will also generally be available for resale into the public markets.

An investment in our common stock is not insured by any governmental entity.

Although we are regulated by governmental agencies, our common stock is not a deposit account or other obligation of ours or Customers Bank or any other bank or non-bank subsidiary, therefore, an investment in our common stock is not insured against loss by the FDIC, any other deposit insurance fund, any other governmental entity or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described in the “Risk Factors” section, in this prospectus supplement, the accompanying prospectus and our other filings with the SEC. Our common stock is also subject to the same market forces that affect the price of common stock in any other publicly traded company. As a result, investors who acquire our common stock may lose some or all of their investment.

We do not expect to pay cash dividends on our common stock in the foreseeable future, and our ability to pay dividends is subject to regulatory limitations.

We have not historically declared nor paid cash dividends on our common stock, and we do not expect to do so in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, the ability to service any equity or debt obligations senior to the common stock, our planned growth in assets and other factors deemed relevant by the board of directors. We must be current in the payment of dividends to holders of our Series F Preferred Stock before any dividends can be paid on our common stock.

In addition, as a bank holding company, we are subject to general regulatory restrictions on the payment of cash and in-kind dividends. The Federal Reserve has the authority to prohibit bank holding companies from engaging in unsafe or unsound practices in conducting their business, which, depending on the financial condition and liquidity of the holding company at the time, could include the payment of dividends. We rely primarily on dividends paid to us by Customers Bank to pay cash dividends to our preferred shareholders, to pay principal and interest on our debt obligations and for dividends or distributions, if any, to our common shareholders or to repurchase our securities. We are a legal entity separate and distinct from Customer Bank. Furthermore, Customer Bank is not obligated to pay dividends to us, and any dividends paid to us would depend on the earnings or financial condition of Customer Bank, various business considerations, and applicable law and regulation. Federal and state legislation and regulation limit the amount of dividends that our bank subsidiary can pay to us as its holding company without regulatory approval.

You may experience further dilution if we issue additional equity securities in the future and any additional preferred or debt securities we issue would have rights, preferences and privileges senior to our common stock.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Actual or anticipated issuances or sales of substantial amounts of our common stock or other securities convertible into or exchangeable for our common stock in the future could cause the value of our common stock to decline significantly and make it more difficult for us to sell equity or equity-related securities in the future at a time and on terms that we deem appropriate. The issuance of any shares of our common stock in the future also would, and other securities convertible into or exchangeable for our common stock could, dilute the percentage ownership interest held by shareholders prior to such issuance. Actual issuances of our common stock could also significantly dilute the voting power of the common stock.

We have also made grants of restricted stock units and stock options with respect to shares of our common stock to our directors and certain team members. We may also issue further equity-based awards in the future. As such shares are issued upon vesting and as such options may be exercised and the underlying shares are or become freely tradeable, the value or the voting power of our common stock may be adversely affected, and our ability to sell more equity or equity-related securities could also be adversely affected.

S-4

We are not currently required to issue any additional equity securities to existing holders of our common stock on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, will generally dilute the holdings of our existing holders of common stock, and such issuances or the perception of such issuances may reduce the market price of our common stock. Our outstanding preferred stock has preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to holders of our common stock.

We currently have debt securities and preferred equity securities outstanding and may, in the future, issue debt or preferred equity securities or incur other borrowings. Future issuances of debt securities, which would rank senior to our common stock upon our liquidation, and future issuances of preferred stock, which would rank senior to our common stock for the purposes of making distributions, periodically or upon liquidation, may negatively affect the market price of our common stock. Upon our liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before holders of our common stock. If we incur additional debt or issue certain equity securities in the future, our future fixed payment obligations could increase and restrictive covenants could be imposed which could adversely affect our liquidity, cash flows and results of operations. Because our decision to issue debt or preferred equity securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital-raising efforts is uncertain. As a result, holders of our common stock bear the risk that our future issuances of securities or our incurrence of other borrowings will negatively affect the value of our common stock.

Provisions in our articles of incorporation and bylaws may inhibit a takeover of us, which could discourage transactions that would otherwise be in the best interests of our shareholders and could entrench management.

Provisions of our articles of incorporation and bylaws and applicable provisions of Pennsylvania law and the federal Change in Bank Control Act, as amended ( the "CBCA") may delay, inhibit or prevent someone from gaining control of our business through a tender offer, business combination, proxy contest or some other method even though some of our shareholders might believe a change in control is desirable. They might also increase the costs of completing a transaction in which we acquire another financial services business, merge with another financial institution or sell our business to another financial institution. These increased costs could reduce the value of the shares held by our shareholders upon completion of these types of transactions.

Shareholders may be deemed to be acting in concert or otherwise in control of us and our bank subsidiaries, which could impose prior approval requirements and result in adverse regulatory consequences for such holders.

We are a bank holding company regulated by the Federal Reserve. Any entity (including a “group” composed of natural persons) owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder or group otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. In addition, (i) any bank holding company or foreign bank with a U.S. presence is required to obtain the approval of the Federal Reserve under the BHC Act to acquire or retain 5% or more of a class of our outstanding shares of voting stock and (ii) any person other than a bank holding company may be required to obtain prior regulatory approval under the CBCA to acquire or retain 10% or more of a class of our outstanding shares of voting stock. Any shareholder that is deemed to “control” the company for bank regulatory purposes would become subject to prior approval requirements and ongoing regulation and supervision. Such a holder may be required to divest from investments that may be deemed incompatible with bank holding company status, such as an investment in a company engaged in non-financial activities.

Our common stock owned by holders determined by a bank regulatory agency to be acting in concert would be aggregated for purposes of determining whether those holders have control of a bank or bank holding company. Each shareholder obtaining control that is a “company” would be required to register as a bank holding company. “Acting in concert” generally means knowing participation in a joint activity or parallel action towards the common goal of acquiring control of a bank or a parent company, whether or not pursuant to an express agreement. The manner in which this definition is applied in individual circumstances can vary and cannot always be predicted with certainty. Many factors can lead to a finding of acting in concert, including where: (i) the shareholders are commonly controlled or managed; (ii) the shareholders are parties to an oral or written agreement or understanding regarding the acquisition, voting or transfer of control of voting securities of a bank or bank holding company; (iii) the shareholders each own stock in a bank and are also management officials, controlling shareholders, partners or trustees of another company or (iv) both a shareholder and a controlling shareholder, partner, trustee or management official of such shareholder own equity in the bank or bank holding company.

A regulatory determination of “control” of a depository institution or holding company, or “acting in concert” by holders, is based on all of the relevant facts and circumstances. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.

S-5

Our directors and executive officers can influence the outcome of shareholder votes and, in some cases, shareholders may not have the opportunity to evaluate and affect decisions regarding potential investment, acquisition or disposition transactions.

As of June 30, 2025, our directors and executive officers, as a group, beneficially owned a total of 2,168,819 shares of common stock and currently exercisable options to purchase up to an additional 625,123 shares of common stock, which potentially gives them, as a group, the ability to control approximately 8.8% of the outstanding common stock. We believe ownership of stock causes directors and officers to have the same interests as shareholders, but it also gives them the ability to vote as shareholders for matters that are in their personal interest, which may be contrary to the wishes of other shareholders. Shareholders will not necessarily be provided with an opportunity to evaluate the specific merits or risks of one or more potential investment, acquisition or disposition transactions. Any decision regarding a potential investment or acquisition transaction will be made by our board of directors. Except in limited circumstances as required by applicable law, consummation of an acquisition will not require the approval of holders of common stock. Accordingly, shareholders may not have an opportunity to evaluate and affect the board of directors' decision regarding most potential investment or acquisition transactions and/or certain disposition transactions.

The FDIC’s policy statement imposing restrictions and criteria on private investors in failed bank acquisitions will apply to us and our investors.

In August 2009, the FDIC issued a policy statement imposing restrictions and criteria on private investors in failed bank acquisitions. The policy statement is broad in scope and both complex and potentially ambiguous in its application. In most cases, it would apply to an investor with more than 5% of the total voting power of an acquired depository institution or its holding company; but in certain circumstances, it could apply to investors holding fewer voting shares. The policy statement will be applied to us if we make additional failed bank acquisitions from the FDIC or if the FDIC changes its interpretation of the policy statement or determines at some future date that it should be applied because of our circumstances.

Investors subject to the policy statement could be prohibited from selling or transferring their interests for three years. They also would be required to provide the FDIC with information about the investor and all entities in the investor’s ownership chain, including information on the size of the capital fund or funds, its diversification, its return profile, its marketing documents, and its management team and business model. Investors owning 80% or more of two or more banks or savings associations would be required to pledge their proportionate interests in each institution to cross-guarantee the FDIC against losses to the Deposit Insurance Fund.

Under the policy statement, the FDIC also could prohibit investment through ownership structures involving multiple investment vehicles that are owned or controlled by the same parent company. Investors that directly or indirectly hold 10% or more of the equity of a bank or savings association in receivership also would not be eligible to bid to become investors in the deposit liabilities of that failed institution. In addition, an investor using ownership structures with entities that are domiciled in bank-secrecy jurisdictions would not be eligible to own a direct or indirect interest in an insured depository institution unless the investor’s parent company is subject to comprehensive consolidated supervision as recognized by the Federal Reserve, and the investor enters into certain agreements with the U.S. bank regulators regarding access to information, maintenance of records and compliance with U.S. banking laws and regulations. If the policy statement applies, we (including any failed bank we acquire) could be required to maintain a ratio of Tier 1 common equity to total assets of at least 10% for a period of three years and thereafter maintain a capital level sufficient to be well capitalized under regulatory standards during the remaining period of ownership of the investors. Bank subsidiaries also may be prohibited from extending any new credit to investors that own at least 10% of our equity.

S-6

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $                  (or $                    if the underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds for general corporate purposes to support organic growth, which may include: refinancing, reducing or repaying indebtedness; repurchasing shares of our voting common stock; redeeming, in whole or in part, our Series F Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock (“Series F Preferred”); investments in Customers Bank and any other of our subsidiaries as regulatory capital to fund growth; financing, in whole or in part, possible investments or acquisitions; expansion of our business; and investments at the holding company level. We currently have no definitive agreements, arrangements or understandings regarding any future acquisitions.

As of the date of this prospectus supplement, Series F Preferred shares with $85 million in aggregate liquidation preference were outstanding and there are accrued but unpaid dividends of $1.7 million on the shares. The redemption price of the Series F Preferred shares is $25.00 per share, plus the per share amount of any declared and unpaid dividends. Whether or not our board of directors determines to proceed with a redemption of the Series F Preferred shares, in whole or in part, we intend to use the remaining proceeds for the other purposes described above.

This prospectus supplement does not constitute a notice of redemption with respect to our Series F Preferred shares.

S-7

DIVIDEND POLICY

We historically have not paid any cash dividends on our common stock and do not expect to do so in the foreseeable future.

Any future determination relating to our common stock dividend policy will be made at the discretion of Customers Bancorp’s board of directors and will depend on a number of factors, including earnings and financial condition, liquidity and capital requirements, the ability of Customers Bank to pay dividends to us and the amount of such dividends, the general economic and regulatory climate, ability to service any equity or debt obligations senior to our common stock, including obligations to pay dividends to the holders of Customers Bancorp's issued and outstanding shares of preferred stock and other factors deemed relevant by our board of directors.

As a Pennsylvania registered bank holding company currently regulated by the Federal Reserve, we are subject to statutory and regulatory prohibitions and other limitations on our ability to declare and pay dividends on our common stock. Dividends on our common stock will not be declared, paid or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations. In particular, dividends on our common stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the capital adequacy rules of the Federal Reserve applicable to us. The Federal Reserve also has the authority to prohibit or to limit the payment of dividends by a bank holding company if, in its opinion, the bank holding company is engaged in or is about to engage in an unsafe or unsound practice. Federal Reserve policy also states that dividends on capital stock should be paid from current earnings.

Because almost all of our operating assets are owned by Customers Bank, we rely primarily on dividends paid to us by Customers Bank to pay cash dividends to our preferred shareholders, to pay principal and interest on our debt obligations and for dividends or distributions, if any, to our common shareholders or to repurchase our securities. The Federal Reserve regulates all capital distributions, such as dividends, by Customers Bank directly or indirectly to us. Generally, Customers Bank is required to pay dividends only from current earnings and from funds lawfully available, and cannot pay dividends in excess of its current year’s earnings, plus the last two years’ earnings, without prior Federal Reserve approval.

In addition, Customers Bank may not pay dividends to us if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements or the Federal Reserve notified Customers Bank that it was in need of more than normal supervision. Under the prompt corrective action provisions of the Federal Deposit Insurance Act, or the FDIA, an insured depository institution such as Customers Bank is prohibited from making a capital distribution, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized” (as such term is used in the FDIA). Payment of dividends by Customers Bank also may be restricted at any time at the discretion of the Federal Reserve if it deems the payment to constitute an unsafe or unsound banking practice.

We are also subject to certain limitations under the Pennsylvania Business Corporation Law of 1988, as amended, which prohibits payment of dividends if a corporation would be unable to pay its debts as they become due, or the total assets of the corporation would be less than the sum of its total liabilities.

S-8

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

•	on an actual basis; and

•	on an as adjusted basis after giving effect to our sale and issuance of shares of common stock in this offering at a public offering price of $ per share and our receipt of $ in estimated net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses of this offering, and assuming the full redemption of our Series F preferred shares and assuming the underwriters do not exercise their option to purchase additional shares.

You should read the table below in conjunction with “Use of Proceeds” and “Dividend Policy” appearing elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes to those statements in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the three month period ended March 31, 2025 and the six month period ended June 30, 2025, incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as other filings and reports that we have incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2025 (unaudited)
	Actual	As Adjusted
	(dollars in thousands)
Cash and cash equivalents	3,503,511
Liabilities
Total Deposits	18,976,018		18,976,018
FHLB advances	1,195,377		1,195,377
Other borrowings	99,138		99,138
Subordinated debt	182,649		182,649
Accrued interest payable and other liabilities	234,060		234,060
Total Labilities	20,687,242		20,687,242
Shareholders’ equity:

Preferred stock, Series F, par value $1.00 per share; liquidation preference $25.00 per share; 3,400,000 shares issued and outstanding; (1)	82,201		0
Common stock, par value $1.00 per share; 200,000,000 shares authorized; 36,122,879 shares issued and 31,606,934 shares outstanding (actual) and shares issued and shares outstanding (as adjusted)	36,123
Additional paid-in capital	572,473
Retained earnings	1,391,380		1,391,380
Accumulated other comprehensive income, net	(71,325)		(71,325)
Treasury stock, at cost; 4,515,945 shares at June 30, 2025	(147,294)
Total shareholders’ equity	$1,863,558	$
Total Liabilities and Shareholders’ Equity	22,550,800

__________

(1) Subsequent to June 30, 2025, the Company has accrued $1.7 million in dividends payable on the Series F Preferred Stock.

For purposes of the table above, the number of shares outstanding does not include, as of June 30, 2025: (i) 1,264,473 shares of common stock issuable upon the exercise of outstanding stock options (both vested and unvested), at a weighted-average exercise price of $28.27 per share; (ii) 835,943 shares of common stock underlying restricted stock units awarded but not yet vested; and (iii) 533,513 additional shares of common stock available for future issuance under our equity incentive plans and compensation agreements and arrangements.

S-9

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences relevant to non-U.S. holders, as defined below, of the ownership and disposition of our common stock acquired in this offering. The following summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable United States federal income tax regulations promulgated under the Code (the “Treasury Regulations”) and judicial and administrative authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. We have not sought and do not plan to seek any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following discussion, and we cannot assure you that the IRS or a court will agree with our statements and conclusions. This summary does not consider the consequences related to state, local, gift, estate, or foreign tax, any alternative minimum tax consequences or the consequences of Medicare tax on certain investment income, nor does it address tax consequences to special classes of investors, including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, entities classified as partnerships for United States federal income tax purposes, dealers in securities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, United States expatriates or United States expatriated entities, those who are subject to the United States anti-inversion rules, traders in securities that elect to use a mark-to-market method of accounting for U.S. federal income tax purposes with respect to their securities holdings, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons that will hold our common stock as a position in a “straddle,” “conversion transaction,” synthetic security or other integrated investment or risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to non-U.S. holders who will hold our common stock as capital assets (generally, property held for investment) within the meaning of section 1221 of the Code. Each potential non-U.S. investor should consult its own tax advisor as to the United States federal, state, local, foreign and any other tax consequences of the ownership and disposition of our common stock.

You are a “non-U.S. holder” if you are a beneficial owner of our common stock for United States federal income tax purposes that is:

•	a nonresident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a corporation (or other entity that is taxable as a corporation for United States federal income tax purposes) not created or organized in the United States or under the laws of the United States or of any State (or the District of Columbia)

•	an estate other than an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•	a trust other than a trust: (A) the administration of which is subject to the primary supervision of a United States court and which has one or more “United States persons” (as defined in Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust; or (B) that has a valid election in effect under appropriate Treasury Regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are treated as a partner in such an entity or arrangement holding our common stock, you should consult your tax advisor as to the United States federal income tax consequences applicable to you.

S-10

Distributions

Distributions of cash or property (other than certain stock distributions) with respect to our common stock will be treated as dividends when paid to the extent of our current and accumulated earnings and profits as determined for United States federal income tax purposes. To the extent any such distributions exceed both our current and accumulated earnings and profits, such excess amount will first be treated as a tax-free return of capital reducing your adjusted tax basis in our common stock, but not below zero, and thereafter will be treated as gain from the sale or other taxable disposition of such stock, the treatment of which is discussed below under “— Gain on Disposition of Shares of Common Stock.” Your adjusted tax basis in a share of our common stock is generally your purchase price for such share, reduced (but not below zero) by the amount of such prior tax-free returns of capital.

Except as described below, dividends paid to you are subject to withholding of United States federal income tax at a 30% gross rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% gross rate (rather than the lower treaty rate) on dividends paid to you, unless you have furnished to us or our paying agent:

•	a valid applicable IRS Form W-8 upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

•	if our common stock is held through certain foreign intermediaries or foreign partnerships, other documentary evidence establishing your entitlement to the lower treaty rate in accordance with Treasury Regulations.

This valid certification must be provided to us or our paying agent prior to the payment to you of any dividends and must be updated periodically, including upon a change in circumstances that makes any information on such certificate incorrect. If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment or fixed base that you maintain in the United States, we generally are not required to withhold tax from such dividends, provided that you have furnished to us or our paying agent a valid IRS Form W-8ECI upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

S-11

“Effectively connected” dividends, although not subject to withholding tax, are taxed on a net income basis at applicable graduated individual or corporate tax rates in generally the same manner as if the non-U.S. holder were a United States person, unless an applicable income tax treaty provides otherwise. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% gross rate, or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Shares of Common Stock

Subject to the discussions below regarding backup withholding and FATCA, if you are a non-U.S. holder, you generally will not be subject to United States federal income or withholding tax on gain realized on the sale, exchange or other disposition of our common stock unless (i) you are an individual who is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions exist, (ii) the gain is “effectively connected” with your conduct of a trade or business in the United States (and the gain is attributable to a permanent establishment or fixed base that you maintain in the United States, if that is required by an applicable income tax treaty); or (iii) we are or have been a U.S. real property holding corporation (“USRPHC”) for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that you held shares of our common stock, and certain other conditions are met.

If you are an individual described in (i) above, you will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax  treaty) on the net gain derived from the sale, which may be offset by certain United States source capital losses, if any, recognized in the taxable year of the disposition of our common stock. If you are a non-U.S. holder described in (ii) above, gain recognized on the sale will generally be subject to United States federal income tax  at graduated United States federal income tax  rates on a net income basis and in generally the same manner as if the non-U.S. holder were a United States person, unless an applicable income tax treaty provides otherwise. Additionally, a non-U.S. holder that is a corporation may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits, subject to certain adjustments, or at such lower rate as may be specified by an applicable income tax treaty. We believe that we are not currently and will not become a USRPHC. If, however, we are or become a USRPHC, so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder who holds, or held (at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the disposition of the common stock. Non-U.S. holders should consult their own tax advisors about the consequences if we are, or become, a USRPHC.

Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide different results.

Information Reporting and Backup Withholding

Payments of dividends, and the tax withheld on those payments, are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Under the provisions of an applicable income tax treaty or agreement, copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN or Form W-8BEN-E (or other applicable form), or otherwise establish an exemption and the payor does not have actual knowledge or reason to know that the holder is a United States person that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

S-12

Payment of the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain U.S.-related entities and financial intermediaries is subject to information reporting and, depending on the circumstances, backup withholding, unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN, W-8BEN-E (or other applicable form), or otherwise establishes an exemption and the payor does not have actual knowledge or reason to know the holder is a United States person that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a refund or a credit against the non-U.S. holder’s United States federal income tax liability, provided that the non-U.S. holder timely provides the required information to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations (commonly referred to as FATCA), imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions,” or “FFIs,” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.

As a general matter, FATCA imposes a 30% withholding tax on dividends on our common stock if paid to a foreign entity unless (i) the foreign entity is an FFI that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of an FFI that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such an agreement; (ii) the foreign entity is not an FFI and either certifies that it does not have any “substantial” U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign entity qualifies for an exemption from these rules. In certain cases, a “substantial” United States owner can mean an owner of any interest in the foreign entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

On December 13, 2018, the IRS and the Treasury Department issued proposed regulations that provide certain guidance and relief from the regulatory burden associated with FATCA, or the Proposed Regulations. The Proposed Regulations provide that the gross proceeds from a disposition of stock, such as our common stock, is no longer subject to the 30% withholding tax under FATCA. With limited exceptions, the preamble to the Proposed Regulation provides that taxpayers can generally rely on the Proposed Regulations until final regulations are issued.

If withholding is required under FATCA on a payment related to our common stock, investors that otherwise would be exempt from FATCA withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available) by filing a U.S. federal income tax return (which may entail significant administrative burden).

Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The foregoing summary is for general information only and is not intended to constitute a complete description of all U.S. federal income tax consequences for non-U.S. holders relating to the purchase, ownership, and disposition of shares of our common stock. If you are considering the purchase of shares of our common stock, you should consult with your tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of shares of our common stock, as well as the consequences to you arising under U.S. tax laws other than the federal income tax law discussed in this summary or under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

S-13

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc. are acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares of our common stock indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC
Keefe, Bruyette & Woods, Inc.
Raymond James & Associates, Inc.

Total:

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares of common stock are taken. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ option to purchase additional shares of common stock described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $             per share of common stock under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representative.

We have granted the underwriters the right to purchase, exercisable within a 30-day period after the date of this prospectus supplement, up to an additional           shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional               shares of common stock.

Total
		Per Share		No Exercise		Full Exercise
Public offering price	$		$		$
Underwriting discounts and commissions to be paid by us	$		$		$
Proceeds, before expenses, to us	$		$		$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $ . We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority.

Our common stock is listed on the New York Stock Exchange under the trading symbol “CUBI.”

S-14

We have agreed for a period from the date of this prospectus supplement through and including the date 90 days after the date hereof (the “issuer restricted period”) that, without the prior written consent of Morgan Stanley & Co. LLC, we will not, and will not publicly disclose an intention to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the common stock or any securities convertible into or exercisable or exchangeable for the common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the common stock or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any shares of the common stock or any securities convertible into or exercisable or exchangeable for the shares of the common stock. The restrictions contained in the foregoing sentence shall not apply to (A) the shares to be sold in this offering, (B) the issuance by us of shares of the common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described herein, (C) grants of compensatory equity-based awards made pursuant to compensatory equity-based plans as currently described in the our SEC filings incorporated by reference herein, (D) any common stock issuable pursuant to any non-employee director stock compensation plan or program described in our SEC filings incorporated by reference herein or (E) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of ours pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of the common stock, provided that (i) such plan does not provide for the transfer of the common stock during the issuer restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the common stock may be made under such plan during the issuer restricted period.

For a period from the date of this prospectus supplement through and including the date 60 days after the date hereof (the “director and officer restricted period”), our directors and officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, they will not, and will not publicly disclose an intention to, during the director and officer restricted period, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by the lock-up party or any other securities so owned convertible into or exercisable or exchangeable for the common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the common stock or such other securities, in cash or otherwise.

The restrictions described above shall not apply to (a) transactions relating to shares of the common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions, (b) transfers of shares of common stock or any security convertible into Common Stock as a bona fide gift or gifts, (c) transfers of shares of common stock or any security convertible into the common stock by will, other testamentary document, or intestate succession, (d) transfers of shares of the common stock to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, provided that any such transfer shall not involve a disposition for value, or (e) distributions of shares of the common stock or any security convertible into the common stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clauses (b) to (e), (i) each donee or distributee shall sign and deliver a lock up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of the common stock, shall be required or shall be voluntarily made during the director and officer restricted period (other than a filing on a Form 5 made after the expiration of the director and officer restricted period and any required Schedule 13G (or 13G/A) or 13F filing, or in the case of clause (b) only, a filing on a Form 4 which shall clearly indicate in the footnote thereto the nature and conditions of such transfer), (f) transfers of shares of the common stock pursuant to an order of a court, provided that (i) the recipient shall sign and deliver a lock-up agreement and (ii) any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of the common stock shall state that such transfer is pursuant to court order, unless such a statement would be prohibited by such order or applicable law, (g) transfers of shares of the common stock to us or our affiliates upon death, disability, termination of employment, or in connection with the withholding of shares by us to cover federal, state, local, or foreign tax obligations, or (h) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of ours pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of the common stock, provided that (i) such plan does not provide for the transfer of the common stock during the director and officer restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the common stock may be made under such plan during the director and officer restricted period. In addition, they have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, they will not, during the director and officer restricted period, make any demand for or exercise any right with respect to, the registration of any shares of the common stock or any security convertible into or exercisable or exchangeable for the common stock.

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In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)       to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

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(b)       to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)       in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock which either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that offers of shares of common stock may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)       to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)       to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)       in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (‘FSMA”),

provided that no such offer of shares of common stock shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons, referred to as the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

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This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

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Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a) an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law; or

(d) as specified in Section 276(7) of the SFA.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania. Certain legal matters relating to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference from Customers Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of the Customers Bancorp, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus supplement, any additional prospectus supplement or any related free writing prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus supplement and until the termination of the offering of securities hereby under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025 (including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2025);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025

•	Our Current Reports on Form 8-K filed with the SEC on April 2, 2025, May 14, 2025, May 28, 2025, June 2, 2025, June 11, 2025 (Form 8-K/A) and July 25, 2025; and

•	The description of our common stock contained set forth in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, and any amendment or report filed for the purpose of updating such description.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Andrew Sachs, Corporate Secretary, Customers Bancorp, Inc., 701 Reading Avenue, West Reading, PA 19611; telephone (610) 933-2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The reports and other information we file with the SEC are also available at our website at www.customersbank.com. We have included the web addresses for the SEC and us as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites does not constitute part of this prospectus.

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We have also filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus supplement and the accompanying prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

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PROSPECTUS

Customers Bancorp, Inc.

Voting Common Stock
Class B Non-Voting Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units

We may offer and sell the securities identified above from time to time, in one or more transactions. We may also issue common stock, preferred stock, debt securities or depositary shares upon the conversion, exchange or exercise of certain of the securities identified above. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement describing the specific terms of the securities being offered, including the price of the securities. The prospectus supplements and any related free writing prospectus also may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated by reference in this prospectus and any prospectus supplement, before you decide to invest in any of our securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered and sold to you.

We may offer and sell these securities to or through one or more agents, dealers or underwriters as designated by us from time to time, or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. If any agents, dealers or underwriters are involved in the offer and sale of any securities, the applicable prospectus supplement will set forth their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, or such amount will be calculable from the information set forth therein. For additional information, see “Plan of Distribution.” No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CUBI.”

Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

Our principal executive offices are located at 701 Reading Avenue, West Reading, Pennsylvania, 19611. Our telephone number is (610) 993-2000.

These securities are not savings accounts, deposits or other obligations of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus, as well as those risk factors contained in any prospectus supplement we file and in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein or in any applicable prospectus supplement, to read about other risk factors you should consider before making a decision to invest in any of our securities.

None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, or the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 3, 2025

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ABOUT THIS PROSPECTUS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are statements other than statements of fact and typically relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements.

This prospectus and any prospectus supplement do not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement as to the contents of any agreement or other document are only summaries, are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated by reference in this prospectus or such prospectus supplement, as applicable, each such statement being qualified in all respects by such reference.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any person to provide you with any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or any such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information disclosed in our subsequent filings with the SEC and any applicable prospectus supplement that is inconsistent with the information included in this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States, unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

All references in this prospectus and any prospectus supplement to “Customers Bancorp,” “Customers,” the “Company,” “we,” “us,” “our,” or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are statements other than statements of fact and typically relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements.

In addition to the risks described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, other important factors to consider and evaluate with respect to such forward-looking statements include:

•	a prolonged downturn in the economy, particularly in the geographic areas in which we do business, or an unexpected decline in real estate values within our market areas;
•	the impact of forbearances or deferrals we are required to provide or that we agree to as a result of borrower requests and/or government actions, including, but not limited to our potential inability to fully recover deferred payments from the borrower or the collateral;
•	inflation, interest rate, securities market and monetary fluctuations;
•	continued volatility in the credit and equity markets and its effect on the general economy;
•	our ability to attract and retain deposits and other sources of liquidity;
•	public health crises and pandemics and their effects on the economic and business environments in which we operate;
•	geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and military conflicts, including the war between Russia and Ukraine and escalating conflict in the Middle East, which could impact economic conditions in the United States;
•	the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships;
•	the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding;
•	higher inflation and its impacts; and the effects of any changes in accounting standards or policies.
•	our ability to raise additional funding in the capital markets, if necessary, to fund our operations and business plan;
•	changes in the financial performance and/or condition of our borrowers or depositors;
•	changes in the level of non-performing and classified assets and charge-offs, which may require us to increase our allowance for credit losses, charge off loans and leases and incur elevated collection and carrying costs related to such non-performing assets;
•	changes in estimates of our future loss reserve requirements under current expected credit losses (“CECL”) based upon our periodic review thereof under relevant regulatory and accounting requirements;

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•	potential claims, damages, penalties, fines and reputational damage arising from litigation and regulatory and government actions relating to our participation in and execution of government programs related to the COVID-19 pandemic or as a result of our action in response to, or failure to implement or effectively implement, applicable federal, state and local laws, rules or executive orders requiring that we grant forbearances or not act to collect amounts due under our loans;
•	the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, Financial Accounting Standards Board and other accounting standard setters;
•	changes in external competitive market factors that might impact our results of operations;
•	changes in laws and regulations, including, without limitation, changes in capital requirements under Basel III;
•	the extensive federal and state regulation, supervision and examination governing almost every aspect of our operations and potential expenses associated with complying with such regulations;
•	the effects of heightened regulatory requirements applicable to banks with assets in excess of $10 billion;
•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;
•	costs and effects of legal and regulatory oversight and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines, restrictions on our business activities or reputational damage;
•	any failure of ours to comply with anti-money laundering and anti-terrorism financing laws;
•	our ability to identify borrowers and make loans at terms that are favorable to us;
•	our ability to attract and retain qualified personnel;
•	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;
•	our ability to execute our digital distribution strategy;
•	technological changes, including acceptance and success of our proprietary business-to-business (“B2B”) instant payments platform, cubiX, which is subject to a variety of factors that are difficult to evaluate;
•	changes in consumer spending, borrowing and saving habits;
•	our ability to successfully implement our growth strategy, control expenses and maintain liquidity;
•	costs and effects of system failures or cybersecurity incidents or other breaches of our network security and the network security of our third-party service providers and our borrowers and depositors;
•	the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not being integrated successfully or such integration being more difficult, time-consuming or costly than expected;
•	our ability to engage third-party service providers and the ability of our third-party service providers to adequately perform their services;
•	material differences in the actual financial results of merger and acquisition activities compared with our expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame;
•	regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to our shareholders;
•	our ability to manage the risks of change in our deposit and loan mix;
•	our ability to manage the risks inherent in our consumer loan and mortgage portfolios;
•	shareholder and analyst ratings and sentiment, and the effects they may have on the price at which our securities trade;
•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;
•	constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for those opportunities;
•	our ability to manage servicing, processing forgiveness, and guarantee submissions of Paycheck Protection Program (“PPP”) loans; and
•	any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.

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You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus or the applicable prospectus supplement and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus.

Customers Bancorp, Inc.

Customers Bancorp, Inc. is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank, and is a member of the Federal Reserve System, with deposits insured by the FDIC. Customers Bancorp, Customers Bank and our non-bank subsidiaries serve businesses and residents in Berks County and Southeastern Pennsylvania (Bucks, Chester and Philadelphia Counties); New York (Westchester and Suffolk Counties, and Manhattan); Hamilton, New Jersey; Boston, Massachusetts; Providence, Rhode Island; Portsmouth, New Hampshire; California (Southern California and the Bay Area); Nevada (Las Vegas and Reno); and nationally for certain loan and deposit products.

Customers Bank has seven branches and provides commercial banking products, primarily loans and deposits. In addition, Customers Bank administratively supports loan and other financial products, including equipment finance leases, to customers through its limited-purpose offices. Customers Bank also serves specialized businesses nationwide, including its mortgage finance loans, commercial equipment financing, SBA lending and specialized lending. Customers Bank also offers consumer loans through relationships with fintech companies.

We were incorporated as a Pennsylvania incorporation on April 7, 2010 to facilitate a reorganization into a bank holding structure pursuant to which the Bank became our wholly owned subsidiary. Our principal executive offices are located at 701 Reading Avenue, West Reading, Pennsylvania, 19611. Our telephone number is (610) 993-2000. Our Internet address is www.customersbank.com. We have included our web address as inactive textual references only. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

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RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the risk factors and other information we include or incorporate by reference in this prospectus and any prospectus supplement before deciding whether to invest in our securities. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other filings that we make with the SEC. If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference into this prospectus or any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus and any prospectus supplement.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include refinancing, reducing or repaying debt, repurchasing shares of voting common stock or redeeming senior equity securities; investments in Customers Bank and any other of our subsidiaries as regulatory capital to fund growth; financing possible investments or acquisitions; expansion of the business; and investments at the holding company level. The prospectus supplement with respect to an offering may identify different or additional uses for the proceeds of that offering. In most cases, management will retain broad discretion over the allocation of net proceeds.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to invest the proceeds in short-term obligations.

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DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the common stock, the preferred stock, the debt securities, the depositary shares, the warrants and the units that we may offer and issue under this prospectus. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF COMMON STOCK

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. The following description provides a summary of the terms of our common stock, but does not purport to be complete and is subject to and qualified by reference to our articles of incorporation and bylaws, which have been filed or incorporated by reference in the registration statement of which this prospectus is a part. The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our articles of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. These documents are available as described under the heading “Where You Can Find More Information.”

General

Under our articles of incorporation, we are authorized to issue up to an aggregate amount of 300,000,000 shares of stock, comprising:

•	100,000,000 shares of voting common Stock, par value $1.00 per share;
•	100,000,000 shares of Class B non-voting common stock, par value $1.00 per share; and
•	100,000,000 shares of preferred stock.

Our board of directors has the authority to establish and divide the authorized and unissued shares of voting common stock and of Class B non-voting common stock into series or classes and to fix and determine, to the extent not already determined in our articles of incorporation, the designations, preferences, and other special rights, including conversion rights, and the qualifications, limitations, or restrictions on those rights attributable to the shares in a series or class. As of September 2, 2025, there were 31,633,189 shares of voting common stock and no shares of Class B non-voting common stock outstanding.

Our board of directors also has the authority to establish and divide the authorized and unissued shares of preferred stock into series or classes or both and to determine whether or not shares in any series or class of preferred stock have par value and, if so, the par value, whether or not the shares in a series or class have voting rights and if so whether those voting rights are full, limited, multiple or fractional, and for each series or class of preferred stock, the designations, preferences, and other special rights, if any, including dividend rights, conversion rights, redemption rights and liquidation preferences, if any, and the qualifications, limitations, or restriction on those rights, and the number of shares of each series or class. As of September 2, 2025, there were 3,400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F outstanding.

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Our board of directors previously created five series of preferred stock, Fixed Rate Perpetual Preferred Stock, Series A, Fixed Rate Cumulative Perpetual Preferred Stock, Series B, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D and Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E. All shares of these five series of preferred stock were repurchased by us and are no longer outstanding. The shares of these five series were canceled, and the authorized number of shares of each series have reverted to authorized but unissued shares of preferred stock and may be issued as part of any series of preferred stock hereafter designated by the board of directors.

Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities, options, warrants, or other rights to purchase any of our securities, upon such terms as it deems advisable. Subject to applicable law and the provisions of our articles of incorporation and bylaws, our board of directors could issue preferred stock, or additional shares of voting common stock or Class B non-voting common stock, with terms different from those of our existing common stock, at any time.

Voting Rights

Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of voting common stock have the exclusive power to vote on all matters presented to our shareholders, including the election of directors. Each holder of voting common stock is entitled to one vote per share. The holders of voting common stock do not have the right to vote their shares cumulatively in the election of directors. This means that, for each director position to be elected, a shareholder may only cast a number of votes equal to the number of shares held by the shareholder.

Any action that would significantly and adversely affect the rights of the Class B non-voting common stock with respect to the modification of the terms of those securities or dissolution requires the approval of the holders of Class B non-voting common stock voting separately as a class. Otherwise, the holders of the Class B non-voting common stock have no voting power, and do not have the right to participate in or have notice of any meeting of shareholders.

Because our articles of incorporation permit the board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights of any sort, which could limit the effect of the voting rights of holders of voting common stock.

Dividend Rights

The holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. We may not pay dividends or other distributions unless we have paid, declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay dividends is affected by the ability of our subsidiaries, including Customers Bank, to pay dividends or otherwise transfer funds to us. The ability of our subsidiaries to pay dividends or make other distributions to us, and our ability to pay dividends to shareholders is, and could in the future be, subject to or influenced by bank regulatory requirements and capital guidelines.

Because our articles of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our common stock, or could have no right to the payment of dividends. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our common stock to receive dividends. As discussed above under "—General" we have currently issued and outstanding shares of preferred stock that have priority over the right of holders of our common stock to receive dividends.

We have followed and presently intend to continue following a policy of retaining earnings, if any, to increase our net worth and reserves. We have not historically declared or paid dividends on our common stock, and we do not expect to do so in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior our common stock, and other factors deemed relevant by our board of directors.

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Redemption, Preemptive Rights and Repurchase Provisions

Our common stock has no preemptive rights or redemption or repurchase provisions. The shares are non-assessable and require no sinking fund. Repurchases of our voting common stock are subject to Federal Reserve regulations and policies, and in some cases also may be subject to prior notice to and approval by the Federal Reserve. Our ability to make repurchases of our common stock also may be effectively constrained by federal and state bank regulatory capital requirements.

Liquidation Rights

In the event we are liquidated, dissolved or our affairs are wound up, the holders of our common stock will be entitled to share ratably in all of our assets remaining after paying or making adequate provision for all our debts and liabilities, subject, however, to any preferential liquidation rights of holders of any other class or series of our stock outstanding at that time. If our only asset is our ownership of Customers Bank, it is likely that, if Customers Bank is then in liquidation or receivership, our shareholders will not receive anything on account of their shares.

Potential Anti-Takeover Effect of Governing Documents and Applicable Law

Some provisions of Pennsylvania law, our articles of incorporation and our bylaws may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of the company, the assumption of control of the company by a holder of a large block of common stock or the removal of our board of directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Provisions of Our Governing Documents. Our articles of incorporation and bylaws include provisions that may have the effects summarized above. These provisions:

•	Empower our board of directors, without shareholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;
•	Divide our board of directors into three classes serving staggered three-year terms;
•	Restrict the ability of shareholders to remove directors;
•

Require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of our voting power, if a reorganization is not approved, in advance, by two-thirds of the members of our board of directors;

•	Prohibit action by the shareholders without a shareholder meeting;
•	Require that shares representing at least 80% of total voting power approve the repeal or amendment of certain provisions of our articles of incorporation;

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•

Require any person who acquires our stock with voting power of 25% or more to offer to purchase for cash all remaining shares of our voting stock at the highest price paid by such person for shares of our voting stock during the preceding year;

•	Eliminate cumulative voting in elections of directors;
•	Require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;
•

Require that our board of directors give due consideration to the effect of a proposed transaction on the depositors, employees, suppliers, customers and other of our and our subsidiaries’ constituents and on the communities in which we and they operate or are located, and to the business reputation of the other party and our value in a freely negotiated sale and of our future prospects as an independent entity;

•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and
•	Provide that officers, directors, employees, agents and persons who own 5% or more of the voting securities of any other corporation or other entity that owns 66 2/3% or more of our outstanding voting stock cannot constitute a majority of the members of our board of directors.

Provisions of Applicable Law. The Pennsylvania Business Corporation Law also contains certain provisions applicable to us that may have the effect of impeding a change in control. These provisions, among other things, prohibit for five years, subject to certain exceptions, a “business combination,” which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets with a shareholder or group of shareholders beneficially owning 20% or more of the corporation’s voting power in an election of directors. In addition, certain provisions of the Pennsylvania Business Corporation Law:

•	Expand the factors and groups (including shareholders) a board of directors can consider in determining whether a certain action is in the best interests of the corporation;
•	Provide that a board of directors need not consider the interests of any particular group as dominant or controlling;
•

Provide that directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

•

Provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard of care, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	Provide that the fiduciary duties of directors are solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also provides that the fiduciary duties of directors do not require directors to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;
•

Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law, relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

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•	Take action as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of us or the consideration that might be offered or paid to shareholders in such an acquisition.

Pursuant to provisions of our articles of incorporation, and in accordance with Pennsylvania law, we have opted out of coverage by the “disgorgement,” “control transactions,” “control-share acquisitions,” “severance compensation,” and “labor contracts” provisions of the Pennsylvania Business Corporation Law. As a result of our opting-out from coverage by these statutes, none of the “disgorgement,” “control transactions,” “control-share acquisitions,” “severance compensation,” or “labor contracts” statutes would apply to a non-negotiated attempt to acquire control of us, although such an attempt would still be subject to the special provisions of our governing documents.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CUBI.”

Transfer Agent

Computershare serves as the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the preferred stock that we may offer under this prospectus. While the terms summarized below will apply generally to any shares of preferred stock that we may offer, we will describe the particular terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any shares of preferred stock offered under that prospectus supplement may differ from the terms described below. Specific statements with respect to shares will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the statement with respect to shares that contains the specific terms of the shares of preferred stock.

General

Our articles of incorporation provides that our board of directors may issue, without action by our shareholders, a maximum of 100,000,000 shares of preferred stock, in one or more series and with such terms and conditions, at such times and for such consideration, as the board of directors may determine. As of September 2, 2025, there were 3,400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F outstanding. The rights and privileges relating to these outstanding shares of our preferred stock are governed by the applicable statement with respect to shares for each series of preferred stock, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should refer to those statements with respect to shares for the specific terms of the preferred stock that is outstanding, which may be important to you.

Our board of directors previously created five series of preferred stock, Fixed Rate Perpetual Preferred Stock, Series A and Fixed Rate Cumulative Perpetual Preferred Stock, Series B, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock and Series D Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E. All shares of these five series of preferred stock were repurchased by us and are no longer outstanding. The shares of these five series were canceled, and the authorized number of shares of each series have reverted to authorized but unissued shares of preferred stock and may be issued as part of any series of preferred stock hereafter designated by the board of directors.

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In authorizing the issuance of any additional shares of our preferred stock, other than additional shares of the series of preferred stock that are then currently outstanding, our board of directors may determine the following:

•	the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;
•

the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of shares of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

•

whether the shares of each such series shall be redeemable by us at our option or the holder of the shares, and, if redeemable, the terms and conditions upon which the shares of such series may be redeemed;

•	the amount payable and the rights or preferences to which the holders of the shares of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;
•

the terms, if any, upon which shares of such series will be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•	any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our articles of incorporation and to the full extent now or hereafter permitted under Pennsylvania law.

Terms

You should read the applicable prospectus supplement relating to the particular series of preferred stock being offered and issued and the related statement with respect to shares for specific terms of the shares of preferred stock of such series, including, where applicable:

•	the title of the series, stated value and liquidation preferences, the number of shares constituting the series and the number of shares of the series that are being offered;
•	the price or other consideration for which the shares will be issued;
•

the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate, and the participating and other rights, if any, with respect to dividends;

•	the redemption or sinking fund provisions, if any;
•	whether the shares will be convertible into, or exchangeable for, shares of any other class or series and, if so, the provisions relating to conversion or exchange rights;

•	the voting powers, full or limited, if any, of the shares offered; and
•	such other powers, preferences, rights, qualifications, limitations and restrictions thereof as our Board may deem advisable.

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When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent, calculation agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our board of directors or a duly authorized committee of the board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or an authorized committee of our board.

Voting Rights

Holders of shares of preferred stock will have no voting rights, except as (i) otherwise stated in the applicable prospectus supplement, (ii) as otherwise stated in the statement with respect to shares establishing such series or (iii) as required by applicable law.

Under Federal Reserve Board regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act, depending on the nature of the holder. In addition, at the time that the series are deemed a class of voting securities, any bank holding company or savings and loan holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire more than 5% of that series, and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of that series.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. If a series of preferred stock is redeemable at our option, that applicable prospectus supplement will specify the conditions to such redemption and any restrictions, whether pursuant to the terms of the preferred stock or other securities or obligations of our, or pursuant to regulatory requirements, on our ability to redeem. If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem, the time or times for such redemption, the redemption price per share and other obligations of ours in connection with the redemption. In each case, the applicable prospectus supplement will indicate whether the redemption price can be paid in cash or other property. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

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Conversion and Exchange

If any series of preferred stock we propose to offer and issue is convertible into or exchangeable for any other class or series of our capital stock or any other securities of ours, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders a distribution in the amount provided in statement with respect to shares and will receive such distributions (if any) before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock. If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

Unless otherwise stated in the applicable prospectus supplement or the related statement with respect to shares, neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may offer debt securities which may be senior or subordinated. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities we offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any debt securities offered under that prospectus supplement may differ from the terms described below. The applicable senior or subordinated indenture, the applicable supplemental indenture and the form of debt security relating to a particular offering of debt securities have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the applicable indenture and supplemental indenture that contains the specific terms of the debt securities.

We may issue senior debt securities from time to time, in one or more series under a senior indenture that we have entered into with a trustee, which we refer to as the “senior trustee” or in another senior indenture we may enter into in the future with a senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture that we have entered into with a trustee, which we refer to as the “subordinated trustee” or in another subordinated indenture we may enter into in the future with a subordinated trustee. The senior indenture and subordinated indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the “indentures” and, together, the senior trustee and the subordinated trustee are referred to as the “trustees.” This prospectus briefly outlines some of the provisions of the indentures. The below summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement.

Customers Bancorp is a bank holding company and almost all of our operating assets are owned by Customers Bank. We are a legal entity separate and distinct from Customers Bank. We rely primarily on dividends from Customers Bank to meet our obligations. There are regulatory limitations on the payment of dividends directly or indirectly to us from Customers Bank. Accordingly, our debt securities will be effectively subordinated to all existing and future liabilities of Customers Bank, and holders of our debt securities should look only to our assets for payments of the debt securities.

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As used in this section only, “Customers,” “Customers Bancorp,” the “Company,” “we,” “our” or “us” refer to Customers Bancorp, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities under the indentures from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the applicable indenture.

As of September 2, 2025, Customers Bancorp has outstanding two series of senior and subordinated debt securities: (i) 2.875% fixed-to-floating senior notes due 2031, and (ii) 5.375% subordinated notes due 2034. Each of these series of notes were issued pursuant to an indenture and a supplemental indenture that define the terms of such notes, and such indentures and supplemental indentures have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should refer to those indentures and supplemental indentures for the specific terms applicable to these outstanding notes, which may be important to you. In addition, as of September 2, 2025, Customers Bank has outstanding 6.125% fixed-to-floating subordinated notes due 2029. These notes were issued pursuant to a note subscription agreement dated June 24, 2014 that defines the terms of such notes, and such notes subscription agreement has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should refer to the note purchase agreement for the specific terms applicable to these outstanding notes, which may be important to you.

Unless otherwise provided in a prospectus supplement, the senior debt securities we issue will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated debt securities we issue will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under “—Subordination.” In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under “—Subordination.”

You should read the applicable prospectus supplement relating to the particular debt securities being offered and issued for specific terms, including, where applicable:

•	the title and type of the debt securities;
•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•	the price at which the debt securities will be issued, which may be expressed as a percentage of the principal;
•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;
•

the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;
•	the interest payment dates and the record dates for interest payment dates, or the method by which such dates will be determined;
•	the persons to whom interest will be payable;

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•

the place or places where the principal of, and any premium or interest on, the debt securities will be payable, where any debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;
•

whether any of the debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•

whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder’s option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

•

whether the debt securities will be convertible into our common or preferred stock and/or exchangeable for other securities of ours and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	if other than United States dollars, the currency of payment in which the principal of, and any premium or interest on, the debt securities will be paid;
•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•

whether the principal of, and any premium or interest on, the debt securities will be payable, at our or the holder’s election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, and any premium or interest on, the debt securities;
•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;
•

in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of ours in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

•	any provisions relating to any security provided for the debt securities;
•	whether the debt securities will be guaranteed as to payment or performance;
•

any addition to, deletion of or change in the “events of default” described in this prospectus or in the indentures with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the applicable indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the applicable indenture with respect to the debt securities;

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•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;
•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered;
•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge;
•

the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•	the names of any depositaries, security registrars, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
•	any other terms of the debt securities, which may supplement, modify or delete any provision of the applicable indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the offer and sale of the securities.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Except as described under “—Consolidations, Mergers and Sales of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are summarized below, including any addition of a covenant or other provision providing event risk or similar protection.

Unless otherwise set forth in the applicable prospectus supplement, the entity acting as trustee will also act as the paying agent. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Neither we nor the trustee or the registrar is required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

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If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at our or the holder’s option, property or cash, common stock, preferred stock or other securities of ours, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below).

“Senior Indebtedness” is defined to include principal of (and premium, if any) and interest, if any, on, and any other payment due pursuant to, any of the following:

•	our obligations for money borrowed;

•	indebtedness evidenced by bonds, debentures, notes or similar instruments;

•	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

•	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;

•	obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	capital lease obligations;

•	obligations associated with derivative products, including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

•	debt of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable;

•	any deferrals, renewals or extensions of debt, guarantees or other liabilities described in the preceding clauses; and

•	General Obligations (as defined below);

unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is expressly provided that such indebtedness or obligation is not superior in right of payment to any subordinated debt securities or to other debt that is pari passu with or subordinate to the subordinated debt securities.

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Senior Indebtedness does not include:

•	indebtedness owed by us to Customers Bank or any other subsidiaries of ours; or

•	any indebtedness the terms of which expressly provide that such indebtedness ranks equally with, or junior to, the subordinated debt securities or to other debt that is equal with or junior to the subordinated debt securities, including guarantees of such indebtedness.

“General Obligations” are defined as all of our obligations to pay claims of general creditors, other than obligations on subordinated debt securities and our indebtedness for money borrowed ranking equally or subordinate to the subordinated debt securities. Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “General Obligations” will mean obligations to general creditors as described in that rule or interpretation.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on any subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Indebtedness any payment or distribution otherwise payable or deliverable to holders of any subordinated debt securities. We will make the payments to the holders of Senior Indebtedness according to priorities existing among those holders until we have paid all Senior Indebtedness, including accrued interest, in full. If, notwithstanding the preceding sentence, the subordinated trustee or the holder of any subordinated debt securities receives any payment or distribution before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the subordinated trustee or such holder, then such payment or distribution shall be paid over or delivered for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Indebtedness, the holders of subordinated debt securities together with the holders of any of our other obligations that rank equally with the subordinated debt securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the subordinated debt securities.

In addition, if any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, we may not pay the principal of, or interest on, the subordinated debt securities or repurchase, redeem or otherwise retire any subordinated debt securities, unless, in each case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash, subject to certain exceptions as provided in the Indenture. If the subordinated debt securities are accelerated before their stated maturity, the holders of Senior Indebtedness outstanding at the time the subordinated debt securities so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of the subordinated debt securities are entitled to receive any payment on the subordinated debt securities. If, notwithstanding the foregoing, we make any payment to the subordinated trustee or the holder of any subordinated debt securities prohibited by the preceding sentences, and if such fact shall, at or prior to the time of such payment, have been made known to the subordinated trustee or such holder, such payment must be paid over and delivered to us.

The indentures do not limit the amount of Senior Indebtedness that we may incur.

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Events of Default, Waiver

Under the indentures, unless and to the extent modified by a supplemental indenture, an event of default will occur with respect to the debt securities upon the occurrence of any one of the following events:

•	our default in the payment of any interest on the debt securities when due, and continuance of such default for a period of 30 days;

•	our default in the payment of any principal on the debt securities when due and payable either at maturity, upon any redemption, upon acceleration of maturity or otherwise;

•	our failure to perform any other covenant or agreement contained in the debt securities or in the indenture and the continuance of such failure for a period of 90 days after notice specifying such failure and demanding that we remedy the same is given to us by the applicable trustee, or to us and the applicable trustee by the holders of at least 25% in aggregate principal amount of the then outstanding applicable debt securities;

•	a court having jurisdiction enters a decree or order for relief in respect of us or a material subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, or a decree or order adjudging us or a material subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or a material subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of us or a material subsidiary or for any substantial part of our or such material subsidiary’s property, or ordering the winding-up or liquidation of our or such material subsidiary’s affairs, shall have been entered, and such decree or order remains unstayed and in effect for a period of 60 consecutive days;

•	we or a material subsidiary commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereinafter in effect or any other case or proceeding to be adjudicated bankrupt or insolvent, or consent to the entry of a decree or order for relief in respect of us or a material subsidiary in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against us or a material subsidiary, or the filing by us or a material subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by us or a material subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or a material subsidiary or of any substantial part of our or its property, or the making by us or a material subsidiary of an assignment for the benefit of creditors, or the taking of action by us or a material subsidiary in furtherance of any such action; or

•	we or a material subsidiary defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or a material subsidiary having an aggregate principal amount outstanding of at least $25,000,000, or under any mortgage, indenture or instrument (including the Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or a material subsidiary having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or is created in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

A “material subsidiary” means Customers Bank or any successor thereof, or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 30% or more of our consolidated assets. As of the date of this prospectus, our only material subsidiary is Customers Bank.

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If an event of default, other than an event of default relating to bankruptcy, insolvency, reorganization or similar events of the Company with respect to the applicable debt securities occurs and is continuing, the applicable trustee or the holders of at least 25% in aggregate principal amount of the then outstanding applicable debt securities, by notice to us (with a copy to the applicable trustee if such notice is given by the holders), may declare the entire principal amount of and all accrued but unpaid interest on all the applicable debt securities to be due and payable immediately. Subject to certain conditions, the holders of a majority in aggregate principal amount of the outstanding applicable debt securities may on behalf of the holders of all of the applicable debt securities rescind such acceleration and its consequences if such rescission would not conflict with any judgment or decree of a court of competent jurisdiction. If an event of default relating to bankruptcy, insolvency, reorganization or similar events of the Company occurs, the entire principal amount of and all accrued but unpaid interest on all the applicable debt securities will automatically become immediately due and payable without any declaration or other action on the part of the applicable trustee or any holder.

The indentures also provide that the holders of a majority in aggregate principal amount of the applicable debt securities may on behalf of the holders of all of such debt securities waive any existing default or event of default with respect to such debt securities and its consequences, except a continuing default or event of default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the applicable indenture which cannot be amended or modified without the consent of all holders of the applicable debt securities.

The holders of not less than a majority in aggregate principal amount of the applicable debt securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable trustee or exercising any trust or power conferred on such trustee with respect to such debt securities, subject to the trustee's right to receive indemnity satisfactory to it.

Except to enforce the right to receive payment of principal or interest, when due, no holder of debt securities may pursue any remedy with respect to the indenture applicable to such holder's debt securities unless:

•	such holder has previously given the applicable trustee written notice of a continuing event of default with respect to such debt securities;

•	the holders of at least 25% in aggregate principal amount of the then outstanding applicable debt securities have made a written request to the applicable trustee to pursue the remedy with respect to such default in its own name as such trustee under such indenture;

•	such holders offer and provide to the applicable trustee security or indemnity acceptable to such trustee against any costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable trustee has not complied with such request within 60 days after receipt of the request and the offer and the provision of security or indemnity acceptable to such trustee; and

•	the holders of a majority in aggregate principal amount of the then outstanding applicable debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Satisfaction and Discharge

The applicable indenture will be discharged and will cease to be of further effect as to all debt securities issued pursuant to such indenture, when:

(1) either:

(i) all such debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and such debt securities for whose payment money has been deposited in trust and thereafter repaid to us or discharged from such trust, have been delivered to the applicable trustee for cancellation; or

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(ii) all such debt securities not previously delivered to the applicable trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise, or will become due and payable within one year and we have irrevocably deposited with the applicable trustee (or the paying agent if other than the trustee), in trust, for the benefit of the holders of the debt securities, cash in United States dollars, non-callable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the applicable debt securities not delivered to the trustee for cancellation for principal and accrued interest, to the date of maturity or redemption;

(2) we have paid or caused to be paid all sums payable by us under the applicable indenture with respect to the debt securities;

(3) we have delivered irrevocable instructions to the applicable trustee to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be; and

(4) we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been satisfied.

Legal Defeasance and Covenant Defeasance

Legal Defeasance. We will be deemed to have paid and will be discharged from any and all obligations in respect of a series of debt securities and the related indenture on the 91st day after we have made the deposit referred to below, and the provisions of such indenture will cease to be applicable with respect to such debt securities (except for, among other matters, certain obligations to register the transfer of or exchange of such debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold funds for payment in trust) if:

(1) we have irrevocably deposited with the applicable trustee, in trust, for the benefit of the holders of such debt securities, cash in United States dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and accrued interest on such debt securities at the time such payments are due in accordance with the terms of the applicable indenture;

(2) we have delivered to the applicable trustee:

(i) an opinion of counsel to the effect that holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based upon a ruling of the U.S. Internal Revenue Service, referred to as the IRS, to the same effect or a change in applicable U.S. federal income tax law or related treasury regulations after the date of the applicable indenture;

(ii) an opinion of counsel confirming that, among other things, the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

(iii) an opinion of counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(3) no default (as defined above) or event of default with respect to such debt securities will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 91st day after the date of such deposit, and such deposit shall not (i) cause the applicable trustee to have a conflicting interest within the meaning of the Trust Indenture Act in respect of such debt securities or (ii) result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

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(4) we have delivered to the applicable trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over any other creditors of ours or with the intent of defeating, hindering, delaying or defrauding any other creditors of ours;

(5) we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the defeasance have been complied with; and

(6) the applicable trustee shall have received such other documents, assurances and opinions of counsel as such trustee shall have reasonably required.

Covenant Defeasance. We will not need to comply with the restrictive covenants described in any prospectus supplement with respect to a series of debt securities and other covenants relating to, among other matters, our furnishing of periodic reports under the Exchange Act, our maintenance of our corporate existence and the maintenance of our properties, and the applicable provisions of an indenture, if any, will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the notes when due, upon:

(1) the satisfaction of the conditions described in clauses 1, 2(ii), 2(iii), 3, 4 and 5 under “—Legal Defeasance;” and

(2) our delivery to the applicable trustee of an opinion of counsel confirming that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of an applicable indenture as described in the immediately preceding paragraph and such debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the applicable trustee may not be sufficient to pay amounts due on such debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Supplemental Indentures/Amendments

Except as set forth below, we and the trustee under the applicable indenture may enter into an indenture supplemental to such indenture, with the consent of the holders of not less than a majority in principal amount of the debt securities then outstanding and affected by such amendment, voting as a single class. However, without the consent of each affected holder of such debt securities, an amendment may not:

•	reduce the principal amount of such debt securities;

•	reduce the rate of or extend the time for payment of interest on such debt securities;

•	reduce the principal of or change the maturity date of such debt securities;

•	reduce the amount of the principal which would be due and payable upon an acceleration of the stated maturity thereof;

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•	waive a default or event of default in the payment of the principal or interest on any such debt securities (except a rescission of acceleration of such debt securities, where permitted, by the holders of at least a majority in principal amount of such debt securities outstanding and a waiver of the payment default that resulted from such acceleration);

•	make any such debt securities payable in money other than those stated in such debt securities;

•	waive a redemption payment with respect to such debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such debt securities; or

•	make any changes to the sections of the applicable indenture regarding waiver of past defaults, the unconditional rights of holders to receive payment or the prohibition on amendments reducing the principal amount of or interest on, or extending the time for payment on, any such debt securities without the consent of each affected holder.

We and the trustee under the applicable indenture may enter into one or more indentures supplemental to the applicable indenture, without the consent of any holder of debt securities covered by such indenture, for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for the assumption of the Company’s obligations to holders of such debt securities by a successor to the Company pursuant to the applicable indenture;

•	to make any change that would provide any additional rights or benefits to the holders of such debt securities or that does not adversely affect the legal rights under the applicable indenture of any such holder;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the applicable indenture;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the TIA;

•	to conform the text of the applicable indenture or such debt securities to any provision of the description thereof set forth in this prospectus or any related prospectus supplement or term sheet;

•	to add any guarantor or to provide any collateral to secure any such debt securities;

•	to add additional obligors under the applicable indenture and such debt securities; or

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee.

Subject to the requirements for the holders to waive a default and to pursue a remedy with respect to an indenture or the debt securities covered thereby and the rights of any holder of such debt securities to receive payment of principal of and interest on such debt securities, holders of a majority in aggregate principal amount of the applicable debt securities voting as a single class may waive compliance in a particular instance by us with any provision of the applicable indenture or the debt securities covered thereby, except as otherwise stated above.

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Consolidations, Mergers and Sales of Assets

We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

•

we are the continuing corporation, or the successor corporation or the person that acquires all or substantially all of our assets is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes all our obligations under the outstanding debt securities and the indentures;

•	immediately after giving effect to such merger, consolidation, sale, lease or conveyance there is no default (as defined above) or event of default under the indentures; and
•	we shall have delivered to the trustees an officers’ certificate and an opinion of counsel, each stating, among other things, that such transaction complies with the terms of the indentures and that all conditions precedent provided for in the indentures relating to such transaction have been complied with.

Upon any such consolidation or merger, sale, lease or conveyance, the successor corporation formed, or into which we are merged or to which such sale, conveyance or transfer is made, shall succeed to, and be substituted for, us under the indentures with the same effect as if it had been an original party to the indentures. As a result, we will be released from all our liabilities and obligations under the indentures and under the debt securities.

There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us, or a sale or conveyance or lease of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, that we would describe in the applicable prospectus supplement.

Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “substantially all” of the property or assets of a person.

Governing Law

The indentures and debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the depositary shares that we may offer under this prospectus and the related depository agreements and depository receipts. While the terms summarized below will apply generally to any depositary shares that we may offer, we will describe the particular terms of any series of depositary shares in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any depositary shares offered under that prospectus supplement may differ from the terms described below. Specific depositary agreements and depositary receipts relating thereto will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete depositary agreements and depositary receipts certificates that contain the terms of the depositary shares.

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General

We may, at our option, elect to offer and issue fractional shares of preferred stock rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, called depositary receipts, each of which will represent a fraction of a share of a particular series of preferred stock.

We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a depositary, having its principal office in the United States, and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement and deposit agreement.

While the final depositary receipts are being prepared, we may order the depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the depositary receives for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the depositary determines that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the depositary.

Conversion and Exchange

Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.

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Withdrawal of Preferred Stock

If you surrender depositary receipts at the principal corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at that office, should you so request, the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver a number of depositary receipts evidencing a number of depositary shares that represent more than a whole number of depositary shares of preferred stock to be withdrawn, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of preferred stock will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary shares in exchange for those withdrawn shares of preferred stock. We cannot assure you that a market will exist for the withdrawn preferred stock.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. The depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. A deposit agreement may be terminated by either the depositary or us only if:

•	all outstanding depositary shares have been redeemed;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will be effective when a successor depositary is appointed, and when the successor accepts the appointment. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States, and having a combined capital and surplus of at least $50 million.

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Miscellaneous

The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither the depositary nor we will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to good faith performance of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered and issued by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants.

We will describe in the applicable prospectus supplement the terms of the particular warrants being offered and issued and the applicable warrant agreement, including, where applicable:

•	the title of the warrants;
•	the offering price for the warrants;
•	the aggregate number of warrants offered;
•	the designation and terms of the common stock, preferred stock or debt securities, if any, purchasable upon exercise of the warrants;
•	the designation and terms of the common stock, preferred stock or debt securities, if any, with which the warrants are issued and the number of warrants issued with each of these securities;
•	the date after which the warrants and any common stock, preferred stock or debt securities, if any, issued with the warrants will be separately transferable;
•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, the principal amount of debt securities may be purchased upon such exercise;

•	the dates on which the right to exercise the warrants begins and expires;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;
•	a discussion of certain United States federal income tax considerations;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	any redemption or call provisions applicable to the warrants;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; and
•	any other terms, preferences, rights or limitations of or restrictions on the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase such shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants we propose to offer and issue. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements that we may enter into. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units.

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We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

We will describe in the applicable prospectus supplement the terms of the particular warrants being offered and issued and the applicable warrant agreement, including, where applicable:

•	the title of the series of units;
•	the price or prices at which such units will be issued;
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	a discussion of certain United States federal income tax considerations; and
•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Depositary Shares” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

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PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters;

•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods or any other method permitted by law.

We also may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we are obligated to pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each time that we use this prospectus to sell our securities, we will provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:

•	the name or the underwriter, dealer or agent;
•	the public offering or purchase price of the securities;
•	any discounts and commissions to be allowed or paid to the underwriter or agent;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers;

•	any over-allotment option we grant to the underwriter under which the underwriter may purchase additional securities from us; and

•	any securities exchanges on which the securities will be listed.

If an underwriter is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, an underwriting agreement will be executed under which the underwriter will make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. If a dealer is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may enter into agreements to indemnify underwriters, agents and dealers against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Certain underwriters, agents and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

The sale and distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable conditions or restrictions.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. In any offering of the securities through a syndicate of underwriters, the underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

 We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement or a post-effective amendment. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. We may elect to list other securities we offer pursuant to this prospectus and an applicable prospectus supplement on a national securities exchange, but we are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Customers Bancorp’s Annual Report on Form 10-K and the effectiveness of Customers Bancorp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been incorporated by reference in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus, any prospectus supplement or any related free writing prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of the offering of securities hereby under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025 (including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2025);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on April 2, 2025, May 14, 2025, May 28, 2025, June 2, 2025, June 11, 2025 (Form 8-K/A) and July 25, 2025; and

•	The description of our common stock contained set forth in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, and any amendment or report filed for the purpose of updating such description.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Andrew Sachs, Corporate Secretary, Customers Bancorp, Inc., 701 Reading Avenue, West Reading, PA 19611; telephone (610) 933-2000.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The reports and other information we file with the SEC are also available at our website at www.customersbank.com. We have included the web addresses for the SEC and us as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

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Customers Bancorp, Inc.

$150,000,000
Common Stock

__________________________

PROSPECTUS SUPPLEMENT

__________________________

Joint Book-Running Managers
Morgan Stanley	Keefe, Bruyette & Woods A Stifel Company	Raymond James

__________________________

These securities are not savings accounts or deposits and are not federally insured or guaranteed.

__________________________

September    , 2025